Exhibit 99

Carol Wheeler Named Chief Financial Officer of Frontier Financial Corporation

    EVERETT, Wash.--(BUSINESS WIRE)--May 22, 2003--The Board of Directors of Frontier Financial Corporation (Nasdaq:FTBK), appointed Carol Wheeler, long-time employee of Frontier Bank, to Chief Financial Officer of Frontier Financial. She will report directly to Michael Clementz, President & CEO of Frontier Bank's holding company.
    Wheeler has been with Frontier Bank for nearly 25 years. She established the bank's Audit Department in 1983 when the bank had assets of $100 million. She has headed that department, and served as Senior Vice President and the bank's internal auditor, as the bank grew to assets of $2 billion, including the holding company and subsidiaries. She will oversee all financial reporting, including SEC filings, for all regulatory agencies.
    Stated Mike Clementz: "Frontier has always had a policy of promoting from within, and we are pleased to see a loyal and long-time employee advance to this valued position within our organization."
    Frontier Financial Corporation is the parent company of Frontier Bank which operates 38 banking offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish and Whatcom Counties.

    Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may", "expected", "anticipate", "estimate", "continue" or other comparable words. In addition, all statements other than statements of historical facts that address activities that Frontier expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Frontier particularly its Form 10-K for the Fiscal Year Ended Dec. 31, 2001, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.

    CONTACT: Frontier Financial Corporation
             Michael J. Clementz, 360/598-8003